CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Prospectuses and Statement of Additional Information constituting parts of this Post-Effective Amendment No. 69 to the Registration Statement on Form N-1A (the “Registration Statement”) of our reports dated November 10, 2015, relating to the financial statements and financial highlights appearing in the September 30, 2015 Annual Reports to Shareholders of Vanguard U.S. Value Fund and Vanguard Capital Value Fund, and of our reports dated November 16, 2015, relating to the financial statements and financial highlights appearing in the September 30, 2015 Annual Reports to Shareholders of Vanguard Short-Term Inflation-Protected Securities Index Fund, Vanguard Institutional Short-Term Bond Fund and Vanguard Institutional Intermediate-Term Bond Fund (comprising Vanguard Malvern Funds), which reports are also incorporated by reference into the Registration Statement. We also consent to the references to us under the heading “Financial Highlights” in the Prospectuses and under the headings “Financial Statements” and “Service Providers—Independent Registered Public Accounting Firm” in the Statement of Additional Information.

/s/PricewaterhouseCoopers LLP
Philadelphia, PA
January 25, 2016